UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2011
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 9, 2011, the Board of Directors (the “Board”) of Apache Corporation (the “Company”) voted to increase the size of the Board from twelve persons to thirteen persons and to elect Messrs. Scott Josey and Chansoo Joung as new directors. Mr. Josey was elected to fill the vacancy created by the increase in the size of the Board, and will serve as a director with a term expiring at the Company’s 2012 annual meeting of stockholders. Mr. Joung will fill a previous vacancy and will serve as director with a term expiring at the Company’s 2013 annual meeting of stockholders. The Board has not yet determined the committees to which Mr. Josey and Mr. Joung will be appointed. On February 10, 2011, the Company issued a press release announcing these elections, a copy of which is filed herewith as Exhibit 99.1.
For their service, Messrs. Josey and Joung will receive compensation that is commensurate with that received by the Company’s other non-employee directors, although the annual retainer will be pro-rated to reflect their length of service in 2011. The description of such compensatory arrangements under the caption “Director Compensation” in the Company’s definitive proxy statement, filed with the SEC on March 31, 2010, is incorporated by reference herein.
Messrs. Josey and Joung have (i) no arrangements or understandings with any other person pursuant to which they were elected for the positions described above, (ii) no family relationship with any director or other executive officer of Apache or any person nominated or chosen by Apache to become a director or executive officer, and (iii) no transactions in which they have an interest requiring disclosure under Item 404(a) of Regulation S-K.
On February 9, 2011, Mr. Thomas P. Chambers, executive vice president and chief financial officer of the Company, was awarded 20,000 restricted stock units pursuant to Apache’s 2007 Omnibus Equity Compensation Plan. 4,000 of such restricted stock units will vest on each of April 2, 2012, February 9, 2013, February 9, 2014, February 9, 2015, and February 9, 2016. Upon vesting, Apache will issue one share of Apache’s common stock as settlement for each restricted stock unit. 2,400 of the shares vesting each year for Mr. Chambers will be subject to the restriction that none of such 2,400 shares will be eligible for sale by the recipient until such time as he retires or otherwise terminates employment with Apache. A form of the restricted stock unit agreement is included as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Restricted Stock Unit Award Agreement, dated February 9, 2011, between Registrant and Mr. Thomas P. Chambers.

99.1	Press Release of Apache Corporation, dated February 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Date: February 14, 2011	/s/ Thomas P. Chambers
Thomas P. Chambers
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Restricted Stock Unit Award Agreement, dated February 9, 2011, between Registrant and Mr. Thomas P. Chambers.

99.1	Press Release of Apache Corporation, dated February 10, 2011.